 EXHIBIT 99.1

Cosmos Health Reports 202.42 % Increase in Adjusted EBITDA and

Positive Operating Income for the First Half of 2022

CHICAGO, August 22, 2022 (GLOBE NEWSWIRE) -- Cosmos Health, Inc. (“the Company") (Nasdaq: COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, today provided a business update and reported financial results for the second quarter and six months ended June 30, 2022.

Greg Siokas, Chief Executive Officer of Cosmos Health, stated, "We increased our profitability for the first half of 2022 due to the increase of gross profit margin to 14.2% from 11.5% for the respective period of 2021. This increase is attributed mainly to the organic growth of our proprietary nutraceutical brand, Sky Premium Life® (“SPL”). We achieved positive income from operations of $0.2 million for the first half of 2022 compared to a loss of $3.1 million in the same period last year and positive EBITDA of $0.8 million for the first half of 2022 compared to a loss of $2.8 million for the same period last year. Gross profit increased by 23.0% to $3.7 million for the six months ended June 30, 2022. We continue to carefully manage expenses and reduced operating expenses by nearly 43.7% and 41.9% for the three and six months ended June 30, 2022, respectively.”

“During the quarter, we launched a new premium line of nutritional supplements, Mediterranation. The Mediterranation line uses organic herbs and plant extracts such as crataegus, hibiscus, dittany of Crete, oregano, mastic and kritamos, found in specific regions in Greece and the Mediterranean. These unique formulations contain a proprietary blend of vitamins and minerals and are made with the highest quality raw materials. There is high demand among consumers for supplements that utilize high quality Mediterranean ingredients, such as polyphenols, which possess antioxidant and anti-inflammatory properties. We expect the launch of the Mediterranation line will further enhance our growth strategy and we look forward to expanding the product line into new global markets through our growing distribution channels. We also launched our SPL products on Amazon Singapore and are in the process of launching on Amazon United States and Amazon Canada in the third quarter of 2022. These new markets provide an untapped growth opportunities and new audiences for our proprietary SPL brand. Our goal is to grow our portfolio of branded nutraceuticals and reach up to 150 SKUs by the end of 2022. We look forward to launching our high-quality nutraceutical products into other new international markets this year, by leveraging our robust global logistics and distribution capabilities.”

“Most recently we announced, that we have rebranded and changed our name to Cosmos Health to better reflect the Company's evolution into an innovative global healthcare group with a focus on improving people's lives. Through our vertically integrated ecosystem, the enhancements we made with cutting edge technologies for the development of our pharmaceutical and nutraceutical products enable the Company to implement our goal of becoming a global healthcare group, committed to human health needs.”

"The Cosmos Health brand marks a new chapter in the Company's evolution and better reflects our commitment towards a leading, highly scalable and innovative global healthcare group based on our R&D partnerships, fully licensed production facilities and fast deployment to distribution channels. This is in alignment with the Company's recent announcements about our R&D partnership with CloudPharm and proposed acquisition of Cana Laboratories, a fully licensed Good Manufacturing Practices (GMP) medical manufacturing facility with outstanding scientific personnel, as we execute on our goal of becoming a leading global healthcare group," concluded Greg Siokas, Chief Executive Officer of Cosmos Health.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
(in $)	2022	2021	2022	2021
GAAP - Figures
REVENUE	$13,208,504	$14,846,925	$26,280,304	$26,466,001
GROSS PROFIT	1,845,872	2,036,843	3,737,804	3,038,178
TOTAL OPERATING EXPENSES	$1,920,235	$3,413,314	$3,569,916	$6,145,747
INCOME (LOSS) FROM OPERATIONS	$(74,363)	$(1,376,471)	$167,887	$(3,107,569)
NET LOSS	(1,241,256)	(2,379,056)	(1,037,909)	(4,552,959)
Non-GAAP Figures (*)
ADJUSTED EBITDA	$450,036	$(33,507)	$1,067,836	$353,096
ADJUSTED NET INCOME	$(120,170)	$(1,030,617)	$(87,386)	$(1,059,928)

(*) See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest income / (expense), net, (iii) non-cash interest expense, (iv) non-recurring and extraordinary items (v) other income (expense), net, (vi) gain (loss) on equity investments, net, (vii) gain on extinguishment of debt, (viii) change in fair value of derivative liability and (ix) foreign currency transaction, net.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary

Items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

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Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) excluding (i) benefit from (provision for) income taxes, (ii) interest expense, net and adding (iii) interest income.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $)	2022	2021	2022	2021
LOSS BEFORE INCOME TAXES	$(1,231,693)	$(2,162,553)	$(962,679)	$(4,652,368)
Adjustments (add back):
Depreciation and amortization expense	108,848	108,413	221,470	215,486
Interest income / (expense), net	560,643	780,607	1,079,992	1,512,433
Non-cash interest expense	215,807	88,979	476,334	139,088
EBITDA	(346,395)	(1,184,554)	815,117	(2,785,361)
Non-recurring and extraordinary items	391,450	45,100	654,377	87,728
Stock based compensation	24,101	1,189,451	24,101	3,157,451
Other income (expense), net	315	39,415	55,127	217,626
Gain (loss) on equity investments, net	1,622	161	(56)	(279)
Gain on extinguishment of debt	-	-	(1,004,124)	(445,636)
Change in fair value of derivative liability	22,256	(26,496)	7,255	(87,869)
Foreign currency transaction, net	356,687	(96,584)	516,039	209,436
ADJUSTED EBITDA	$450,036	$(33,507)	$1,067,836	$353,096
Provision for income taxes	(9,563)	(216,503)	(75,230)	99,409
ADJUSTED NET INCOME	$(120,170)	$(1,030,617)	$(87,386)	$(1,059,928)

About Cosmos Health, Inc.

Cosmos Health Inc. (Nasdaq: COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products "Sky Premium Life" and "Mediterranation." Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of both the COVID-19 pandemic and the war in Ukraine on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: COSM@crescendo-ir.com

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